UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

DATARAM CORPORATION

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(Exact name of registrant as specified in charter)

New Jersey 1-8266 22-18314-09

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State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ 08543-7528

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

On December 15, 2011 Dataram Corporation announced the results of operations for the second fiscal quarter ended October 31, 2011. A copy of this public announcement is furnished as an exhibit. Further information about the Company is available at http://www.dataram.com.

The information provided in the attached press release and in this report may include forward-looking statements relating to future events, such as the development of new products, the pricing and availability of raw materials, or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Exhibits.

99	Press Release dated December 15, 2011 announcing second quarter results of operations. (Furnished not filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

By: MARK MADDOCKS

Date: December 15, 2011 /s/ Mark Maddocks

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Mark Maddocks, Vice President-Finance

and Chief Financial Officer